UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

 CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 27, 2006

XTO ENERGY INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-10662	75-2347769
(Commission File Number)	(IRS Employer Identification No.)

810 Houston, Fort Worth, Texas	76102
(Address of Principal Executive Offices)	(Zip Code)

(817) 870-2800
(Registrant’s Telephone Number, Including Area Code)

NONE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.

         On January 27, 2006, XTO Energy Inc. announced that its Board of Directors declared a dividend of .0596 units of Hugoton Royalty Trust (NYSE-HGT) for each issued and outstanding share of XTO Energy’s common stock. The dividend represents the distribution of all HGT units owned by XTO Energy. Additionally, the Company will consider divesting its underlying property interests in both HGT and Cross Timbers Royalty Trust (NYSE-CRT) to a qualified buyer in a tax-efficient transaction if sufficient consideration is achieved. The Company expects to redeploy the proceeds in acquiring additional oil and gas assets.

     The record date of the dividend is April 26, 2006 with an ex-dividend date of April 24, 2006. XTO’s transfer agent will mail the HGT dividend on May 12, 2006. The dividend ratio of HGT units to XTO common stock is subject to adjustment based on the outstanding XTO share count on the record date. Cash will be paid in lieu of fractional units based on the proceeds received by XTO Energy from the sale of fractional units through a third party.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

            99.1 News Release dated January 27, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XTO ENERGY INC.

Date: February 2, 2006	By:	/s/ BENNIE G. KNIFFEN
Bennie G. Kniffen
Senior Vice President and Controller

EXHIBIT INDEX

Exhibit Number and Description

99.1 News Release dated January 27, 2006